Exhibit 5.1

12531 HIGH BLUFF DRIVE SAN DIEGO, CALIFORNIA 92130-2040 TELEPHONE: 858.720.5100 FACSIMILE: 858.720.5125 WWW.MOFO.COM

MORRISON FOERSTER LLP

BEIJING, BERLIN, BRUSSELS, DENVER,

HONG KONG, LONDON, LOS ANGELES,

NEW YORK, NORTHERN VIRGINIA,

PALO ALTO, SACRAMENTO, SAN DIEGO,

SAN FRANCISCO, SHANGHAI, SINGAPORE,

TOKYO, WASHINGTON, D.C.

September 19, 2016

Fulgent Genetics, Inc.

4978 Santa Anita Avenue, Suite 205

Temple City, California 91780

Re:	Registration Statement on Form S-1

Ladies and Gentlemen:

We are acting as counsel to Fulgent Genetics, Inc., a Delaware corporation (the “Company”), in connection with the proposed registration by the Company of the offering and sale of up to 5,290,000 shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), including shares of Common Stock to cover over-allotments, if any, pursuant to a Registration Statement on Form S-1 (File No. 333-213469) initially filed with the Securities and Exchange Commission on September 2, 2016, under the Securities Act of 1933, as amended (the “Securities Act”) (such Registration Statement, as amended or supplemented, the “Registration Statement”). The shares of Common Stock to be offered and sold by the Company pursuant to the Registration Statement are referred to herein as the “Sale Shares.” All of the Sale Shares are to be sold by the Company to the several underwriters named in (collectively, the “Underwriters”), and pursuant to the terms of, an underwriting agreement to be entered into among the Company and such Underwriters (the “Underwriting Agreement”).

In connection therewith, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary for the purposes of this opinion.

For purposes of this opinion, (i) with respect to the genuineness of signatures, the authenticity of documents submitted to us as originals and the conformity with the originals of all documents submitted to us as copies by the Company, we have relied upon a certificate of an officer of the Company; and (ii) we have assumed the genuineness of signatures, the authenticity of documents submitted to us as originals and the conformity with the originals of all documents submitted to us as copies with respect to documents submitted to us by public officials of the State of Delaware and by the underwriters.

Based upon and subject to the foregoing, we are of the opinion that when (i) the final Underwriting Agreement is duly executed and delivered by the parties thereto, (ii) the

Fulgent Genetics, Inc.

September 19, 2016

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Registration Statement becomes effective under the Securities Act, (iii) the Sale Shares are registered by the transfer agent and registrar for the Common Stock and (iv) the Sale Shares are issued and delivered against payment of the agreed consideration therefor, all in accordance with the Underwriting Agreement, the Sale Shares will be legally issued, fully paid and non-assessable.

Our opinions expressed above are subject to the qualifications that we express no opinion as to the applicability of, compliance with or effect of any laws except the General Corporation Law of the State of Delaware (including statutory provisions, all applicable provisions of the Delaware constitution and reported judicial decisions interpreting the foregoing).

This opinion letter has been prepared for use in connection with the Registration Statement, and this opinion may not be relied upon for any other purpose without our express written consent. Our opinion expressed herein is limited to the matters stated and no opinion is implied or may be inferred beyond the matters expressly stated. We assume no obligation to advise you of any changes in the foregoing subsequent to the effective date of the Registration Statement.

We consent to the use of this opinion as Exhibit 5.1 to the Registration Statement, and we consent to the reference of our name under the caption “Legal Matters” in the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ Morrison & Foerster LLP